Responses to N-SAR for 9/30 Funds for the year ending
September 30, 2016

Equity Funds

Exhibit 77Q1 (e)

The Amended and Restated Schedule A to the Investment Advisory Agreement between The First Investors Equity Funds and
First Investors Management Company, Inc. (now, Foresters Investment Management Company, Inc.) was filed as part of the registration statement for the Hedged Equity Fund which was filed with the Securities and Exchange Commission via EDGAR in the Equity Funds' registration statement filing pursuant to Rule 485(b) on July 29, 2016 (Accession No. 0000898432-16-002793),
which is hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.

The Subadvisory Agreement between The First Investors Equity Funds, Foresters Investment Management Company, Inc. and Ziegler Capital Management, LLC was filed as part of the registration statement for the Covered Call Fund which was filed with the Securities and Exchange Commission via EDGAR in the First Investors
Equity Funds' registration statement filing pursuant to Rule 485(b) on March 31, 2016 (Accession No. 0000898432-16-002122), which is hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.

The Subadvisory Agreement between The First Investors Equity Funds, Foresters Investment Management Company, Inc. and Wellington Management Company LLP was filed as part of the registration statement for the Hedged Equity Fund which was filed with the Securities and Exchange Commission via EDGAR in the First Investors Equity Funds' registration statement filing pursuant to Rule 485(b) on July 29, 2016 (Accession No. 0000898432-16-002793), which is hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.